EXHIBIT 10.1

AMENDMENT TO VENTURE FINANCIAL GROUP, INC. EMPLOYMENT AGREEMENT Ken F. Parsons, Sr.

     This SECOND AMENDMENT dated effective September 26, 2006 amends the Employment Agreement by and among Venture Financial Group, Inc., Venture Bank, and Ken F. Parsons, Sr. dated as of January 1, 2004 (the “Employment Agreement”).

1.	Section 1 of the Employment Agreement is amended to read:

“1. Employment. Parsons agrees to serve the Company as Chief Executive Officer, Chairman of the Board of Directors, and Director. Parsons also agrees to serve in other additionally associated capacities as may be assigned by the Company's Board of Directors ("Board"), the duties of which are consistent with those normally performed by a Chief Executive Officer, Chairman, or Director. The Board will appoint/elect Parsons to serve as Chief Executive Officer, and a member of the Executive Committee of the Company. The Board will nominate Parsons as a Director of the Company and use their best efforts to have him appointed/elected. The Board will appoint/elect Parsons to serve as Chairman, and a member of the Executive Committee of the Bank. Parsons shall remain in these positions through June 30, 2007 on a full-time basis, and then remain in these positions part-time, and continue to serve as an employee on a part-time basis (approximately 50%) until his retirement or until terminated as provided herein. As a part- time employee, he will undertake special projects and implement strategic initiatives, at the direction of the Board of Directors.”

2.	Except as specifically set forth herein, the Employment Agreement as previously executed shall continue in full force and effect as written.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VENTURE FINANCIAL GROUP, INC.		EXECUTIVE

By:	/s/ Larry Schorno	/s/ Ken F. Parsons, Sr.
	Larry Schorno	Ken F. Parsons, Sr.
Chairman of the Compensation Committee

VENTURE BANK

By:	/s/ Larry Schorno
Larry Schorno
Chairman of the Compensation Committee